Exhibit 99.1
                                                                   ------------



                                                          FOR IMMEDIATE RELEASE
Contact:
Gail Scalfaro
Director of Investor Relations
941-308-5227

            GLOBAL SIGNAL INC. ANNOUNCES THIRD QUARTER 2004 EARNINGS
         ______________________________________________________________

HIGHLIGHTS

     o Net income increased 57% to $6.3 million, or $0.12 per diluted common share

     o Adjusted EBITDA increased 27% to $26.5 million, or $0.50 per diluted common share

     o Adjusted FFO increased 24% to $18.9 million, or $0.35 per diluted common share

     o 705 wireless communications towers purchased or under contract to acquire for an aggregate purchase price of approximately $310.7 million since the beginning of our acquisition program

     o   Quarterly dividend increased by 20% to $0.375 per common share


Sarasota, Florida. October 27, 2004 - Global Signal Inc. (NYSE: GSL) today reported financial results for the quarter ended September 30, 2004. Net income for the quarter ended September 30, 2004, increased 57% to $6.3 million, or $0.12 per diluted common share, compared with $4.0 million, or $0.10 per diluted common share, for the third quarter of 2003.

For the three months ended September 30, 2004, Adjusted EBITDA (net income before interest, income tax, depreciation, amortization, accretion and non-cash stock-based compensation expense) increased 27% to $26.5 million or $0.50 per diluted common share compared to $20.9 million for the third quarter of 2003. Adjusted FFO for the three months ended September 30, 2004 increased 24% to $18.9 million, or $0.35 per diluted common share compared to $15.3 million.

For the quarter ended September 30, 2004, we declared a dividend of $0.375 per share of common stock representing a 20% increase over the total dividends we paid for the three months ended June 30, 2004.

For a reconciliation and discussion of GAAP net income to Adjusted EBITDA and Adjusted FFO, refer to the tables following the presentation of GAAP results.


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

INVESTMENT ACTIVITY
Since the beginning of our acquisition program, in December 2003, we have acquired or entered into definitive agreements to acquire 705 towers for an aggregate purchase price of approximately $310.7 million including fees and expenses. These towers generate a substantial amount of their revenue from wireless telephony and investment grade tenants and we believe they are located in high growth areas. Additionally, as of October 25, 2004 we have signed non-binding letters of intent to purchase 488 towers for approximately $150.3 million including fees and expenses.

CAPITAL MARKETS ACTIVITY
On October 15, 2004, we amended and restated our credit facility which increased the commitment by the lenders to $250 million. As of October 15, 2004, there were no borrowings outstanding under our credit facility which matures on October 1, 2005.

On August 27, 2004, in anticipation of the acquisition of additional communications sites and our expected fourth quarter 2004 mortgage loan closing, we entered into two additional interest rate swaps to hedge the variability of future interest rates on the financing. Under the interest rate swaps, we agreed to pay the counterparty a fixed interest rate of 3.84% on a total notional amount of $100 million beginning in October 2004 through April 2009 in exchange for receiving three-month LIBOR on the same notional amount for the same period. The August 27, 2004 swaps, combined with our four March 26, 2004 swaps provide a total notional amount of $300 million. All of the swaps terminate on the earlier of the closing of any new mortgage loan or in January 2005, at which time the swaps will be settled for cash based on the then fair market value.

BUSINESS STRATEGY
Our business strategy is to grow our adjusted EBITDA and adjusted FFO by:
         (1) organically adding additional tenants to our towers;
         (2) acquiring towers with existing telephony tenants in locations where we believe there are opportunities for organic growth; and
         (3) financing these newly acquired towers, on a long term basis, using equity combined with low-cost fixed-rate debt obtained through the issuance of mortgage-backed securities.

CONFERENCE CALL
Management will conduct a conference call on October 28, 2004 to review the financial results for the three months ended September 30, 2004. The conference call is scheduled for 4:00 p.m. eastern time. A copy of this earnings release and quarterly financial supplement is posted on the Investors section of the Global Signal website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (877) 616-4483 ten minutes prior to the scheduled start and referencing the Global Signal Third Quarter 2004 Earnings Call.

A web cast of the conference call will be available to the public on a listen-only basis on our website at www.gsignal.com. Please allow extra time prior to the call to visit the site


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

and download the necessary software required to listen to the internet broadcast. A replay of the web cast will be available for seven days following the call.

For those who are not available to listen to the live call, a replay will be available until 11:59 p.m. eastern time on, November 4, 2004 by dialing (800) 642-1687; please reference access code "1727256."

ABOUT GLOBAL SIGNAL
Global Signal owns or manages over 3,300 wireless communications towers and other communications sites. Global Signal is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. For more information on Global Signal and to be added to our e-mail distribution list, please visit www.gsignal.com.
                                           ---------------

SAFE HARBOR
Certain items in this press release and associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to deploy capital, close accretive acquisitions, close acquisitions under letters of intent, pay or grow dividends, generate growth organically or through acquisitions, secure financing (including a mortgage loan closing in the fourth quarter), and increase revenues, earnings, Adjusted EBITDA and/or Adjusted FFO and add telephony tenants. Words such as "anticipate(s)," "expect(s)," "intend(s)," "plan(s)," "target(s)," "project(s)," "believe(s)," "seek(s)," "estimate(s)" and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Global Signal can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Global Signal's expectations include, but are not limited to, our continued ability to acquire new towers at attractive prices which will generate returns consistent with expectations; the possibility that the towers that we have acquired and will acquire may not generate sufficient additional income to justify their acquisition; possibilities that conditions to closing of transactions will not be satisfied; our ability to close on towers under non-binding letters of intent which is generally less probable then closing on towers under definitive agreements; possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us, and other risks detailed from time to time in Global Signal's SEC reports including its Form S-11 filed June 2, 2004. Such forward-looking statements speak only as of the date of this press release. Global Signal expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.


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


                                                   GLOBAL SIGNAL INC.
                                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATION
                                          (in thousands except per share data)
                                                       (Unaudited)



                                                         Three Months Ended September 30,  Nine Months Ended September 30,
                                                         --------------------------------  --------------------------------
                                                              2003            2004              2003             2004
                                                         --------------- ----------------  ---------------- ---------------

Revenues                                                    $    41,949     $     46,587      $    124,946    $    134,125
Direct site operating expenses (excluding depreciation,
   amortization and accretion)                                   14,275           14,611            41,186          41,290
                                                         --------------- ----------------  ---------------- ---------------
Gross margin                                                     27,674           31,976            83,760          92,835
                                                         --------------- ----------------  ---------------- ---------------
Other expenses:
   Selling, general and administrative (excluding
     non-cash stock-based compensation)                           6,519            5,621            19,727          18,035
   State franchise, excise and minimum taxes                        208              163               625             500
   Depreciation, amortization and accretion                      11,176           13,372            33,528          37,164
   Non-cash stock-based compensation expense                        592              228               592           3,440
                                                         --------------- ----------------  ---------------- ---------------
                                                                 18,495           19,384            54,472          59,139
                                                         --------------- ----------------  ---------------- ---------------
Operating income                                                  9,179           12,592            29,288          33,696
Interest expense, net                                             4,988            6,393            15,832          19,294
Loss on early extinguishment of debt                                  -                -                 -           8,449
Other expense (income)                                                8              (76)              (24)            (84)
                                                         --------------- ----------------  ---------------- ---------------
Income from continuing operations before
   income tax benefit (expense)                                   4,183            6,275            13,480           6,037
Income tax benefit (expense)                                        (93)            (212)              326            (324)
                                                         --------------- ----------------  ---------------- ---------------
Income from continuing operations                                 4,090            6,063            13,806           5,713
Income (loss) from discontinued operations                          (72)             247               171               7
                                                         --------------- ----------------  ---------------- ---------------
Income before gain (loss) on sale of properties                   4,018            6,310            13,977           5,720
Gain (loss) on sale of properties                                     8               (1)              (20)            119
                                                         --------------- ----------------  ---------------- ---------------
Net income                                                  $     4,026     $      6,309      $     13,957    $      5,839
                                                         =============== ================  ================ ===============

Basic income per common share:
   Income from continuing operations                        $      0.10     $       0.12      $      0.34     $      0.13
                                                         =============== ================  ================ ===============
   Income (loss) from discontinued operations               $         -     $         -       $        -      $        -
                                                         =============== ================  ================ ===============
   Gain (loss) on sale of properties                        $         -     $         -       $        -      $        -
                                                         =============== ================  ================ ===============
   Net income                                               $      0.10     $       0.12      $      0.34     $      0.13
                                                         =============== ================  ================ ===============

Diluted income (loss) per common share:
   Income from continuing operations                        $      0.10     $       0.11      $      0.34     $      0.12
                                                         =============== ================  ================ ===============
   Income (loss) from discontinued operations               $       -       $       0.01      $        -      $        -
                                                         =============== ================  ================ ===============
   Gain (loss) on sale of properties                        $       -       $         -       $        -      $        -
                                                         =============== ================  ================ ===============
   Net income                                               $      0.10     $       0.12      $      0.34     $      0.12
                                                         =============== ================  ================ ===============

Weighted average number of common shares outstanding
   Basic                                                         41,000           50,608            41,000          45,395
                                                         =============== ================  ================ ===============
   Diluted                                                       41,000           53,232            41,000          48,246
                                                         =============== ================  ================ ===============


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

                                                   GLOBAL SIGNAL INC.
                                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (in thousands except share and per share data)


                                                                          December 31, 2003    September 30, 2004
                                                                          ------------------  --------------------
                                                                                                  (unaudited)
                              ASSETS

Current assets:
        Cash and cash equivalents                                             $       9,661         $      31,816
        Accounts receivable, net                                                        987                 1,097
        Interest rate swap assets, at fair value                                          -                 2,234
        Prepaid expenses and other current assets                                     6,919                 9,128
                                                                          ------------------  --------------------
                                                                                     17,567                44,275
Restricted cash                                                                           -                23,734
Fixed assets, net                                                                   362,231               431,308
Intangible assets, net                                                              129,450               124,551
Deferred debt issuance costs, net                                                    11,227                14,356
Other assets                                                                          4,565                 6,887
                                                                          ------------------  --------------------
                                                                              $     525,040         $     645,111
                                                                          ==================  ====================

                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
        Accounts payable and accrued expenses                                 $      16,255         $      17,786
        Dividends payable                                                                 -                19,060
        Deferred revenue                                                             10,857                12,022
        Interest rate swap liabilities, at fair value                                 1,970                   488
        Current portion of long-term debt                                             6,535                 8,083
                                                                          ------------------  --------------------
                                                                                     35,617                57,439
Long-term debt                                                                      257,716               406,730
Other long-term liabilities                                                           5,437                 6,601
                                                                          ------------------  --------------------
        Total liabilities                                                           298,770               470,770

Minority interest in subsidiary                                                         817                     -
                                                                          ------------------  --------------------

Stockholders' equity:
Preferred stock, $0.01 par value, 20,000,000 shares authorized, no shares issued or outstanding at December 31, 2003
        and September 30, 2004                                                            -                     -

Common stock, $0.01 par value, 150,000,000 shares authorized,
        41,000,000 shares issued and outstanding at December 31,
        2003, and 50,657,601 shares issued and outstanding at
        September 30, 2004                                                              410                   507

Additional paid-in capital                                                          206,089               176,355
Accumulated other comprehensive loss                                                 (1,133)               (2,521)
Retained earnings                                                                    20,087                     -
                                                                          ------------------  --------------------
                                                                                    225,453               174,341
                                                                          ------------------  --------------------
                                                                              $     525,040         $     645,111
                                                                          ===================  ====================

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


                                                   GLOBAL SIGNAL INC.
                                  RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
                                                     (in thousands)
                                                       (Unaudited)


                                                           Three Months Ended                 Nine Months Ended
                                                             September 30,                     September 30,
                                                    --------------------------------  --------------------------------
                                                          2003             2004             2003             2004
                                                    ---------------  ---------------  ---------------- ---------------
NET INCOME                                              $    4,026       $    6,309        $   13,957       $   5,839

   Depreciation, amortization and accretion (1)             11,176           13,382            33,528          37,174
   Interest                                                  4,988            6,393            15,832          19,294
   Income tax expense (benefit)                                 93              212             (326)             324
   Loss on early extinguishment of debt                          -                -                 -           8,449
   Non-cash stock based compensation expense                   592              228               592           3,440
                                                     ---------------  ---------------  ---------------- ---------------
ADJUSTED EBITDA                                         $   20,875       $   26,524        $   63,583      $   74,520
                                                     ---------------  ---------------  ---------------- ---------------

(1) Depreciation, amortization and accretion includes $10.0 related to discontinued operations for the three and nine months ended
     September 30, 2004.



We define Adjusted EBITDA as net income before interest, income tax expense (benefit), depreciation, amortization, accretion and non-cash stock-based compensation expense. Adjusted EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States, or "GAAP."

We use Adjusted EBITDA as a measure of operating performance. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities or other income statement or cash flow statement data prepared in accordance with GAAP.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because:
     o it is one of the primary measures used by our management to evaluate the economic productivity of our operations, including the efficiency of our employees and the profitability associated with their performance, the realization of contract revenues under our tenant leases, our ability to obtain and maintain our customers and our ability to operate our leasing business effectively;
     o it is widely used in the wireless tower industry to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets; and
     o we believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

Our management uses Adjusted EBITDA:



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

     o in presentations to our board of directors to enable it to have the same measurement of operating performance used by management;
     o for planning purposes, including the preparation of our annual operating budget;
     o for compensation purposes, including as the basis for annual incentive bonuses for certain employees;
     o as a valuation measure in strategic analyses in connection with the purchase and sale of assets;
     o with respect to compliance with our credit facility, which requires us to maintain certain financial ratios based on Consolidated EBITDA which is equivalent to Adjusted EBITDA except that Consolidated EBITDA
         (i) annualizes the Adjusted EBITDA contributed from newly acquired towers until such towers have been owned for twelve months and (ii) excludes asset impairment charges, gains or losses on the disposition of fixed assets, extraordinary gains or losses, gains or losses on foreign currency exchange and certain other non-cash charges; and
     o as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

There are material limitations to using a measure such as Adjusted EBITDA, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect our net income or loss. We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income. Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with generally accepted accounting principles.


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

                                                   GLOBAL SIGNAL INC.
                                    RECONCILIATION OF GAAP NET INCOME TO ADJUSTED FFO
                                                     (in thousands)
                                                       (Unaudited)


                                                         Three Months Ended                    Nine Months Ended
                                                            September 30,                       September 30,
                                                  ---------------------------------   -------------------------------------
                                                       2003              2004              2003               2004
                                                  ---------------   ---------------   ---------------  --------------------
NET INCOME                                            $    4,026        $    6,309  #     $   13,957 #        $      5,839

   Real estate depreciation & amortization                10,485            12,529            31,455                35,082
   (Gain) loss on disposal of assets (1)                      60             (320)               145                 (292)
   Loss on extinguishment of debt                              -                 -                 -                 8,449
   Non-cash stock-based compensation expense                 592               228               592                 3,440
   Accretion                                                  97               143               291                   477
                                                  ---------------   ---------------   ---------------  --------------------
ADJUSTED FFO                                          $   15,260        $   18,889        $   46,440          $     52,995
                                                  ---------------   ---------------   ---------------  --------------------

(1) (Gain) loss on disposal of assets includes $68.0 and $(321.0) related to discontinued operations for the three months ended September 30, 2003 and 2004, respectively, and $125.0 and $(173.0) for the nine months ended September 30, 2003 and 2004, respectively.


We believe Adjusted Funds From Operations, or Adjusted FFO, is an appropriate measure of the performance of REITs because it provides investors with an understanding of our ability to incur and service debt and make capital expenditures. Adjusted FFO, for our purposes, represents net income available for common stockholders (computed in accordance with GAAP), excluding gains (or losses) on the disposition of real estate assets, real estate depreciation and amortization, accretion and non-cash stock-based compensation expense.

Adjusted FFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, Adjusted FFO may not be comparable to similarly titled measurements employed by other companies.

Our management uses Adjusted FFO:
     o   in monthly management reports given to our board of directors;
     o to provide a measure of our REIT operating performance that can be compared to other companies using an accepted REIT industry-wide measurement; and
     o   as an important supplemental measure of operating performance.


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SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION

For the months of December 2003 and September 2004 our revenue mix for the primary technology categories was as follows:


                                GLOBAL SIGNAL INC.
                   REVENUE PERCENTAGE BY TENANT TECHNOLOGY TYPE
                                   (Unaudited)

                                         Percent of Revenues for the
                                  ------------------------------------------
                                       Month of               Month of
Tenant Technology Type              December 2003          September 2004
-------------------------------   -------------------    -------------------

Telephony                                     40.6%                   45.9%
Mobile radio                                   25.8                   22.0
Paging                                         21.6                   19.9
Broadcast                                       7.1                    7.1
Wireless data and other                         4.9                    5.0
                                  -------------------    -------------------
Total                                         100.0%                 100.0%
                                  -------------------    -------------------


Capital expenditures, excluding acquisitions of towers, for the three and nine months ended September 30, 2003 and 2004 were as follows:

                                        GLOBAL SIGNAL INC.
                                       CAPITAL EXPENDITURES
                                         (in thousands)
                                          (Unaudited)


                                      Three Months Ended                  Nine Months Ended
                                        September 30,                        September 30,
                               ---------------------------------  ---------------------------------
                                     2003              2004             2003              2004
                               ---------------   ---------------  ----------------  ---------------
Maintenance                         $     811         $     816        $    2,286       $    2,235
EBITDA enhancing(1)                     1,300             1,204             3,339            3,246
Corporate(2)                              170               518               518            3,146
                               ---------------   ---------------  ----------------  ---------------
Total capital expenditures         $    2,281        $    2,538        $    6,143       $    8,627
                               ---------------   ---------------  ----------------  ---------------

(1) EBITDA enhancing capital expenditures generally represent tower improvements to accommodate additional tenants or equipment.

(2) The nine months ended September 30, 2004 includes $1.2 million of capital expenditures on software systems which the company financed on a capital lease.



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



Tower portfolio activity from December 31, 2003 through September 30, 2004 was as follows:

                               GLOBAL SIGNAL INC.
                            TOWER PORTFOLIO ACTIVITY*
                                   (Unaudited)


                                    Owned          Managed              Total
                              -----------------------------     ---------------

As of December 31, 2003              2,457             819               3,276
  Acquisitions                         176               -                 176
  Transfers to Held for
    Sale and Dispositions               (5)            (60)                (65)
                              -----------------------------     ---------------
As of September 30, 2004             2,628             759               3,387
                              -----------------------------     ---------------


* Excludes 69 and 30 sites held for disposal by sale at December 31, 2003 and September 30, 2004, respectively.





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